Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)1

(Form Type)

Westpac Banking Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Senior Debt Securities	5.512% Notes due November 17, 2025	Rule 457(r)	US$1,000,000,000	100.000%	US$1,000,000,000	0.0001476	US$147,600
	Senior Debt Securities	5.535% Notes due November 17, 2028	Rule 457(r)	US$1,250,000,000	100.000%	US$1,250,000,000	0.0001476	US$184,500
	Senior Debt Securities	Floating Rate Notes due November 17, 2025	Rule 457(r)	US$500,000,000	100.000%	US$500,000,000	0.0001476	US$73,800

Total						US$2,750,000,000		US$405,900

[1]	Final Prospectus Supplement